Filed pursuant to Rule 424(b)(3)
Registration No. 333-213265

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America Corporation, may offer and sell from time to time its Senior Medium-Term Notes, Series A. The specific terms of any notes that BofA Finance LLC offers will be determined before each sale and will be described in a separate product supplement, prospectus addendum, index supplement and/or pricing supplement to this prospectus supplement (each, a “supplement”). Terms may include:

•	Interest rate: notes may bear interest at fixed or floating rates, or may not bear any interest

•	Base floating rates of interest:

¡	federal funds rate

¡	LIBOR

¡	EURIBOR

¡	prime rate

¡	treasury rate

¡	CMS rate

¡	any other rate we specify

•	Maturity: three months or more
•

Indexed notes: principal, premium (if any), any interest payments, or any other amounts payable linked, either directly or indirectly, to the price or performance of one or more market measures, including interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets, market measures or other factors or any other measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the above.

•	Payments: U.S. dollars or any other currency specified in the applicable supplement

Bank of America Corporation will fully and unconditionally guarantee all payment obligations of BofA Finance LLC on the notes as described in the accompanying prospectus.

BofA Finance LLC may sell notes to one or more selling agents, including the agent listed below, as principal for resale at varying or fixed offering prices or through such selling agents as agents using their best efforts on behalf of BofA Finance LLC. BofA Finance LLC also may sell the notes directly to investors.

BofA Finance LLC may use this prospectus supplement and the accompanying prospectus in the initial sale of any notes. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or other broker-dealer affiliates of BofA Finance LLC, may use this prospectus supplement and the accompanying prospectus in market-making transactions in notes after their initial sale. Unless BofA Finance LLC or one of the selling agents informs you otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the applicable supplement, BofA Finance LLC does not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4.

The notes are unsecured and unsubordinated obligations of BofA Finance LLC and the related guarantees are unsecured and unsubordinated obligations of Bank of America Corporation. The securities are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

Prospectus Supplement to Prospectus dated November 4, 2016

November 4, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

The offer and sale of the Senior Medium-Term Notes, Series A, of BofA Finance and the related guarantee by Bank of America have been registered on a registration statement on Form S-3 filed with the Securities and Exchange Commission under Registration No. 333-213265.

This prospectus supplement describes additional terms of the notes and supplements the description of the debt securities of BofA Finance contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Supplemental Plan of Distribution (Conflicts of Interest).”

For each offering of notes, BofA Finance will issue a product supplement, prospectus addendum, index supplement, and/or pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. A supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts due under the notes and the method of making payments under the terms of a note. BofA Finance will state in the applicable supplement any applicable interest rate or interest rate basis or formula, issue price, any relevant market measures, the maturity date, any applicable interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. Any pricing supplement may be referred to as a “term sheet.” Each applicable supplement can be quite detailed and always should be read carefully before investing in the notes.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, in the accompanying prospectus beginning on page 7, and in the relevant supplement(s) for the specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. For information regarding risks and uncertainties that may materially affect the business and results of Bank of America, please refer to the information under the captions “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2015, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its current report on Form 8-K filed with the SEC on November 1, 2016, “Item 1A. Risk Factors” in its quarterly report on Form 10-Q for the period ended June 30, 2016 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its quarterly report on Form 10-Q for the period ended September 30, 2016, each of which is incorporated by reference in the accompanying prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in the accompanying prospectus. You also should review the risk factors that will be set forth in other documents that Bank of America will file after the date of this prospectus supplement.

A resolution under Bank of America’s preferred single point of entry resolution strategy could adversely affect its liquidity and financial condition and its ability to make payments under its guarantee of BofA Finance’s payment obligations on the notes.

Bank of America is required annually to submit a plan to its primary regulatory authorities describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America’s current plan, its preferred resolution strategy is a single point of entry strategy. This strategy provides that only Bank of America is resolved under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating following a Bank of America bankruptcy. Bank of America has entered into intercompany arrangements governing the contribution of capital and liquidity with these key subsidiaries. As part of these arrangements, Bank of America has transferred certain of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary has also provided a committed line of credit which, in addition to Bank of America’s cash, dividends and interest payments, including interest payments Bank of America receives in respect of the subordinated note, may be used to fund Bank of America’s obligations. These intercompany arrangements include provisions to terminate the line of credit, forgive the subordinated note and require Bank of America to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America’s liquidity and ability to meet its payment obligations, including under its guarantee of all payment obligations of BofA Finance on the notes. In addition, Bank of America’s preferred resolution strategy could result in holders of BofA Finance’s notes being in a worse position and suffering greater losses than would have been the case under bankruptcy or other resolution scenarios or plans.

The market value of the notes may be less than the principal amount of the notes.

The market for, and market value of, the notes may be affected by a number of factors. These factors include:

•	the method of calculating the principal, and/or any premium, interest or other amounts payable, on the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or repayment features of the notes;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory, and judicial events that affect the stock markets generally; and

•	any market-making activities with respect to the notes.

Often, the only way to obtain liquidity in respect of your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. For indexed notes that have specific investment objectives or strategies, the applicable trading market may be more limited, and the price may be more volatile, than for other notes. The market value of indexed notes may be adversely affected by the complexity of the payout formula and volatility of the applicable market measure, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the market value of indexed notes could be adversely affected by changes in the amount of outstanding debt, equity, or other securities linked to the applicable market measures, assets or formula applicable to those notes.

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the applicable market measures may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium, or interest, and at different times, than expected. In recent years, many securities, currencies, commodities, interest rates, indices, and other market measures have experienced volatility, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. BofA Finance has no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the indexed notes. Further, you should assume that there is no statutory, judicial, or administrative authority that addresses directly the characterization of some types of indexed notes or similar instruments for U.S. federal or other income tax purposes. As a result, the income tax consequences of an investment in indexed notes are not certain. In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to a market measure determined by one of our affiliates or prices or values that are published solely by third parties or entities which are not regulated by the laws of the United States. Additional risks that you should consider in connection with an investment in indexed notes are set forth in the applicable supplement(s) for the notes.

Floating-rate notes bear additional risks.

If your notes bear interest at a floating rate, there will be additional significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. BofA Finance has no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, your floating-rate notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Hedging activities of affiliates may affect your return at maturity and the market value of the notes.

At any time, affiliates of BofA Finance may engage in hedging activities relating to the notes. This hedging activity, in turn, may increase or decrease the market value of the notes. In addition, affiliates of BofA Finance may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of maturity of the notes. The aggregate amount and the composition of these positions are likely to vary over time. BofA Finance has no reason to believe that any of these hedging activities will have a material effect on the notes, either directly or indirectly, by impacting the value of the notes. However, BofA Finance cannot assure you that its activities or its affiliates’ activities will not affect these values.

The hedging and trading activities of affiliates of BofA Finance may create conflicts of interest with you.

From time to time during the term of any notes and in connection with the determination of the payments on notes, BofA Finance or its affiliates may enter into hedging transactions or adjust or close out existing hedging transactions. BofA Finance or its affiliates also may enter into hedging transactions relating to other notes or instruments that BofA Finance or Bank of America may issue, some of which may have returns calculated in a manner related to that of particular notes. BofA Finance or its affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

One or more affiliates of BofA Finance, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may engage in trading activities that are not for your account or on your behalf. These trading activities may present a conflict of interest between your interest in the notes and the interests of such affiliates. These trading activities, if they influence the market measure or other reference asset (if any) for the notes or secondary trading (if any) in the notes, could be adverse to your interests as a beneficial owner of the notes.

Redemption of the notes prior to maturity may reduce the return on your investment.

The terms of BofA Finance’s debt securities may permit or require redemption of the debt securities prior to maturity. A holder of the redeemed securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes. This section supplements, and should be read together with, the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We will describe the particular terms of the notes we sell in a separate supplement. The terms and conditions stated in this section will apply to each note unless the note or the applicable supplement indicates otherwise.

General

We will issue the notes as part of a series of senior debt securities under an indenture dated as of August 23, 2016, which is an exhibit to our registration statement and is a contract between us, as issuer, Bank of America, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to The Bank of New York Mellon Trust Company, N.A., as the “trustee,” and we refer to the indenture as it may be supplemented from time to time as the “Indenture.” In addition to the following summary of the general terms of the notes and the Indenture, you should review the actual notes and the specific provisions of the Indenture, as applicable, which are on file with the SEC.

The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. We, Bank of America and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities — The Indenture” in the accompanying prospectus for more information about the Indenture and the functions of the trustee.

The Indenture does not limit the amount of indebtedness that BofA Finance may incur. BofA Finance has authorized the issuance of debt securities under the registration statement to which this prospectus supplement relates, including the Senior Medium-Term Notes, Series A, with an aggregate initial public offering price not to exceed $30 billion, to be issued on or after November 2, 2016. As of the date of this prospectus supplement, BofA Finance has not issued any Senior Medium-Term Notes, Series A, or any other debt securities under the registration statement to which this prospectus supplement relates.

The notes are being offered by BofA Finance on a continuous basis. We may issue other debt securities under the Indenture from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Ranking

The notes will be the unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all other unsecured and unsubordinated obligations of BofA Finance from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The payment obligations of BofA Finance on the notes will be fully and unconditionally guaranteed by Bank of America as described in the accompanying prospectus.

The obligations of Bank of America under its guarantee of the notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Because Bank of America is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. Accordingly, the guarantee obligations will be structurally subordinated to all existing and future liabilities of Bank of America subsidiaries, and claimants should look only to the assets of Bank of America for payments under its guarantee of the notes. In addition, Bank of America’s guarantee will be unsecured and therefore in a bankruptcy or similar proceeding will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations.

Types of Notes

Fixed-Rate Notes.    We may issue notes that bear interest at a fixed rate described in the applicable supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.” For more information on fixed-rate notes and amortizing notes, see “Description of Debt Securities—Fixed-Rate Notes” in the accompanying prospectus.

Floating-Rate Notes.    We may issue notes that bear interest at a floating rate of interest determined by reference to one or more base interest rates, or by reference to one or more interest rate formulae, described in the applicable supplement, which we refer to as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the interest that may accrue during any interest period. For more information on floating-rate notes, including a description of the manner in which interest payments will be calculated, see “Description of Debt Securities — Floating-Rate Notes” in the accompanying prospectus.

Indexed Notes.    We may issue notes that provide that the rate of return, including the principal and/or any premium, interest, or other amounts payable, is determined by reference, either directly or indirectly, to the price or performance of one or interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets, market measures or other factors or any measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing, in each case as specified in the applicable supplement. We refer to these notes as “indexed notes.”

If you purchase an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note, depending upon the formula used to determine the amount payable and the relative value at maturity of the market measure to which your indexed note is linked. We expect that the value of the applicable market measure will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the relevant asset. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the relevant asset or the cash value of the relevant asset. If we offer debt securities that are convertible or exchangeable into securities of another entity or other entities, we will do so only under circumstances that do not require registration of the underlying securities under the Securities Act of 1933, as amended, at the time we offer such debt securities.

We will specify in the applicable supplement the method for determining the principal and/or any premium, interest, or other amounts payable in respect of particular indexed notes, as well as certain historical or other information with respect to the specified index or other market measure, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

A supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), Merrill Lynch Commodities, Inc., or Merrill Lynch Capital Services, Inc. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the selling agents, and us. Upon request of the holder of an indexed note, and to the extent set forth in the applicable supplement, the calculation agent will provide, if applicable, information relating to the current principal and/or any premium, rate of interest, interest payable, or other amounts payable in connection with that indexed note.

For more information about indexed notes, see “Description of Debt Securities—Indexed Notes” in the accompanying prospectus.

Original Issue Discount Notes.    We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes.” Original issue discount notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance. For more information on original issue discount notes, see “Description of Debt Securities—Original Issue Discount Notes” in the accompanying prospectus.

Specific Terms of the Notes.    The applicable supplement(s) for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the stated maturity date, and any terms providing for the extension or postponement of the stated maturity date;

•	the denominations or minimum denominations of the notes, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note, a floating-rate note, or an indexed note;

•	if the notes will not be represented by a master global note;

•

the method of determining and paying any interest, including any applicable interest rate basis or bases, any initial interest rate, or the method for determining any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest, as applicable;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal and/or any premium, interest, and other amounts payable;

•

whether the note may be settled in cash or in other property, and if such note may be settled in property, the type of such property and the manner in which the amount of such property will be determined;

•

the terms on which holders of the notes may convert or exchange them into, or for, stock or other securities of entities not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

•

if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the stated maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•

if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	whether the notes will be listed on any stock exchange; and

•	if applicable, any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Each note will mature on a business day (as defined in the accompanying prospectus) three or more months from the issue date. Unless we specify otherwise in the supplement, the record dates for any interest payments for book-entry only notes will be one business day prior to the applicable payment date.

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund.

Payment of Principal, Interest, and Other Amounts Due

Paying Agents.    Unless otherwise provided in the applicable supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office or agency, which is currently located at 10161 Centurion Parkway N. 2nd Floor, Jacksonville, Florida 32256. At any time, we may rescind the designation of a paying agent, appoint a successor or an additional paying agent or different paying agent, or approve a change in the office through which any paying agent acts in accordance with the Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

Calculation Agents.    We will identify the calculation agent for any floating-rate notes or indexed notes in the applicable supplement. The calculation agent will be responsible for calculating any interest rate, any reference rates, principal, and any premium, interest, or other amounts payable applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, and to the extent set forth in the applicable supplement, the calculation agent will provide the reference rate or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

Manner of Payment.    Unless otherwise stated in the applicable supplement, we will pay principal and any premium, interest, and other amounts payable on the notes in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes on the applicable record date at the address appearing on our or the security registrar’s records. Unless otherwise stated in the applicable supplement, we will pay principal and any premium, interest, and other amounts payable at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or paying agent specified in the applicable supplement, as applicable.

Currency Conversions and Payments on Notes Denominated in Currencies Other than U.S. Dollars.    For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

We generally will pay principal and any premium, interest, and other amounts payable on notes denominated in a currency other than U.S. dollars in the applicable foreign currency. Holders of beneficial interests in notes through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant notes, which will be named in the applicable supplement, will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 A.M. (New York City time) on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Unless otherwise specified in the applicable supplement, these provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by law, without the consent of the holders of the affected debt securities, pay the principal of, and any premium, interest, and other amounts payable on, any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment on a note so made in U.S. dollars or in euro will not constitute an event of default under the applicable notes.

The holder of a beneficial interest in global notes held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee of the election and wire transfer instructions (1) on or prior to 5:00 P.M. New York City time on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 P.M. New York City time on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or applicable paying agent and received on or prior to the dates described above, the holder will receive payment from a paying agent in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or applicable paying agent to DTC.

For purposes of the above discussion about currency conversions and payments on notes denominated in a foreign currency, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

For information regarding risks associated with foreign currencies and exchange rates, see “Risk Factors—Currency Risks” in the accompanying prospectus.

Payment of Additional Amounts.    If we so specify in the applicable supplement, additional amounts will be payable to a beneficial holder of notes that is a United States Alien. Our obligation to pay additional amounts to United States Aliens is subject to the limitations described under “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus. If we so specify in the applicable supplement, we may redeem the notes in whole, but not in part, at any time before maturity if we have or will become obligated to pay additional amounts as a result of a change in, or amendment to, U.S. tax laws or regulations, as described under “Description of Debt Securities—Redemption for Tax Reasons” in the accompanying prospectus.

For more information about payment procedures, including payments in a currency other than U.S. dollars, see “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Due” in the accompanying prospectus.

Bank of America Guarantee

Our payment obligations on the notes will be fully and unconditionally guaranteed by Bank of America as described in the accompanying prospectus. If, for any reason, BofA Finance does not make any required payment when due on any of the notes when due, Bank of America will make such payment on demand at the same place and in the same manner that applies to payments made by BofA Finance at which we are obligated to make such payment. See “Description of Debt Securities—Bank of America Guarantee” in the accompanying prospectus.

Redemption by BofA Finance

The applicable supplement will indicate whether we have the option to redeem notes prior to their stated maturity. If we may redeem the notes prior to their stated maturity, the applicable supplement will indicate the redemption price and method for redemption. See also “Description of Debt Securities—Redemption” in the accompanying prospectus.

Repayment at Option of Holder

The applicable supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

Survivor’s Option

The applicable supplement may indicate that the holder of a note will have a survivor’s option, which is an option to elect repayment of such note prior to its stated maturity in the event of the death of the beneficial owner of such note, so long as the note was acquired by the beneficial owner at least six months prior to the request, unless otherwise specified in the applicable supplement. The specific terms of and any additional considerations relating to notes with a survivor’s option will be set forth in the applicable supplement.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of the particular notes of a series without notice to the holders of existing notes by selling additional notes having the same terms, provided that such additional notes shall be fungible for U.S. federal income tax purposes. However, any new notes of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

Extendible/Renewable Notes

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable supplement.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for the particular notes of a series, may be modified as described in the applicable supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes.

Form, Exchange, Registration, and Transfer of Notes

Unless specified otherwise in the applicable supplement, your notes will be represented by a kind of global note that we refer to as a master global note. This kind of global note represents multiple notes that have different terms and are issued at different times. Each note evidenced by a master note will be identified by the trustee on a schedule to the master note. If we specify in the applicable supplement that your notes will not be represented by a master global note, then all notes represented by the same global note will have the same terms.

We will issue notes only in fully registered form, without coupons. Unless we specify otherwise in the applicable supplement, we will issue notes in book-entry only form. This means that we will not issue certificated notes in definitive form to each beneficial owner. Instead, the notes will be in the form of a global note registered and held in the name of and deposited with or on behalf of the applicable depository or a nominee of that depository. Unless we specify otherwise in the applicable supplement, the depository for the notes will be DTC. For notes denominated in a currency other than U.S. dollars, the applicable supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), rather than DTC. DTC, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures, are described under “Registration and Settlement—Depositories for Global Securities” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities—Form and Denomination of Debt Securities” and “Registration and Settlement” in the accompanying prospectus.

If we ever issue notes in certificated definitive form, unless we specify otherwise in the applicable supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the Indenture and the procedures described under “Description of Debt Securities—Exchange, Registration, and Transfer” and “Registration and Settlement—Registration, Transfer, and Payment of Certificated Securities” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For the material U.S. federal income tax considerations of the acquisition, ownership and disposition of certain notes, see “U.S. Federal Income Tax Considerations” on page 50 of the accompanying prospectus and the subsection “Taxation of Debt Securities” of that section. Special U.S. federal income tax rules are applicable to certain types of notes we may issue under this prospectus supplement. The material U.S. federal income tax considerations with respect to any notes we issue, and which are not addressed in the accompanying prospectus, will be discussed in the applicable supplement.

You should consult with your own tax advisor before investing in the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

BofA Finance is offering the notes for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable supplement, for resale at a fixed public offering price. The applicable supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If BofA Finance sells notes on an agency basis, it will pay a commission to the selling agent to be negotiated at the time of sale. The commission will be determined at the time of sale and will be specified in the applicable supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

BofA Finance also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable supplement.

BofA Finance will name any selling agents or other persons through which it sells any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable supplement. As of the date of this prospectus supplement, our selling agent is MLPF&S. MLPF&S is a wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance. BofA Finance and Bank of America will enter into a distribution agreement with MLPF&S that describes the offering of notes by them as agent and as principal. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. BofA Finance also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through MLPF&S under the distribution agreement. If a selling agent purchases notes as principal, that selling agent may be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement, along with any other selling agents purchasing as principals, as “underwriters.”

BofA Finance has the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. BofA Finance will have the sole right to accept offers to purchase notes, and, in its absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act of 1933. We and Bank of America have agreed to indemnify each selling agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the selling agents may be required to make. We and Bank of America also have agreed to reimburse the selling agents for certain expenses.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•

Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•

The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time.

MLPF&S is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc., or “FINRA.” Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including MLPF&S, will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. None of our broker-dealer affiliates that is a FINRA member will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the accompanying prospectus.

Following the initial distribution of any notes, our broker-dealer affiliates, including MLPF&S, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our broker-dealer affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our broker-dealer affiliates in connection with offers and sales related to market-making transactions in notes issued after the date of this prospectus, including block positioning and block trades, to the extent permitted by applicable law. Any of our broker-dealer affiliates may act as principal or agent in these transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless BofA Finance or one of its selling agents informs you in the confirmation of sale that notes are being purchased in an original offering and sale, you may assume that you are purchasing the notes in a market-making transaction.

MLPF&S and other selling agents that BofA Finance may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with BofA Finance and its affiliates. These transactions are in the ordinary course of business for the selling agents and BofA Finance and its respective affiliates. In these transactions, the selling agents or their affiliates receive customary fees and expenses.

Although BofA Finance expects that delivery of the notes generally will be made against payment on or about the third business day following the date of any contract for sale, BofA Finance may specify a shorter or a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if BofA Finance has specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Selling Restrictions

General.    Each of the selling agents, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any note, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus, or any other offering material relating to any of the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the distribution agreement.

Argentina.    We have not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (the “CNV”) for the public offering of the notes in Argentina. The CNV has not approved the terms and conditions of the notes, their issuance or offering, this prospectus supplement or the accompanying prospectus, or any other document relating to the offering of the notes. The selling agents have not offered or sold, and will not offer or sell, any of the notes in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Sections 2 and 83 of the Argentine Capital Markets Law No. 26,831. Argentine insurance companies may not purchase the notes.

Australia.    No prospectus or other disclosure document (as defined in the Corporations Act of 2001 (Cth) of Australia (the “Corporations Act”) in relation to the program or any notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”) or the Australian Securities Exchange operated by ASX Limited (“ASX”). Each selling agent has represented and agreed that in connection with the distribution of the notes, it:

(a) must not make any offer or invitation in Australia or which is received in Australia in relation to the issue, sale or purchase of any notes unless the offeree or invitee is required to pay at least A$500,000 for the notes or its foreign currency equivalent (in either case disregarding amounts, if any, lent by us or any other person offering the notes or its associates (within the meaning of those expressions in Part 6D.2 of the Corporations Act, or it is otherwise an offer or invitation in respect of which, by virtue of section 708 of the Corporations Act, no disclosure is required to be made under Part 6D.2 of the Corporations Act and provided that in any case the offeree or invitee is not a retail client (within the meaning of section 761G or section 761GA of the Corporations Act); and

(b) has not circulated or issued and must not circulate or issue this prospectus supplement or the accompanying prospectus or any disclosure document relating to the notes in Australia or which is received in Australia which requires lodging under Division 5 of Part 6D.2 or under Part 7.7 of the Corporations Act or would otherwise require any document to be lodged with ASIC or the ASX or any other regulatory authority in Australia.

We are not authorized under the Banking Act 1959 of the Commonwealth of Australia (the “Australian Banking Act”) to carry on banking business and are not subject to prudential supervision by the Australian Prudential Regulation Authority. The notes are not Deposit Liabilities under the Australian Banking Act.

Austria.    The notes may only be offered in the Republic of Austria in accordance with the Austrian Capital Market Act and any other laws and regulations applicable in the Republic of Austria governing the issue, offer and sale of securities in the Republic of Austria. The notes are not registered or otherwise authorized for public offer under the Austrian Capital Market Act or any other applicable laws and regulations in Austria. The recipients of this prospectus supplement, the accompanying prospectus and any other selling materials in respect to the notes are qualified investors within the meaning of the Austrian Capital Market Act, i.e., persons who purchase and sell securities as part of their profession or business, and are targeted exclusively on the basis of a private placement. Accordingly, the notes may not be, and are not being, issued, offered or advertised publicly or offered similarly under either the Austrian Capital Market Act or any other relevant securities legislation in Austria. We are a U.S. bank holding company and a financial holding company. We are not a bank under the Austrian Banking Act (Bankwesengesetz) and are not EU passported to perform banking business in Austria.

Brazil.    The information contained in this prospectus supplement or in the accompanying prospectus does not constitute a public offering or distribution of securities in Brazil and no registration or filing with respect to any securities or financial products described in these documents has been made with the Comissão de Valores Mobiliários (the “CVM”). No public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the CVM.

Canada.    Each selling agent has represented and agreed that in connection with the distribution of the notes it will sell the notes from outside Canada solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Chile.    The notes have not been registered with the Superintendency of Securities and Insurance of Chile, and the notes may not be offered or sold to persons in Chile, except in circumstances which do not result in an offer to the public in Chile, within the meaning of Chilean Law.

The People’s Republic of China.    This prospectus supplement and the accompanying prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and the accompanying prospectus shall not be delivered to any party who is not an intended recipient or offered to the general public if used within the People’s Republic of China, and the notes so offered cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each selling agent has represented, warranted and agreed that the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each selling agent has represented and agreed, and each further selling agent appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of each selling agent or other agent(s) nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall require us or any selling agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public,” in relation to any notes in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

France.    This prospectus supplement and accompanying prospectus have not been approved by the Autorité des marchés financiers (“AMF”). Each of the selling agents has represented and agreed that it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France only to (a) providers of the investment service of portfolio management for the account of third parties, (b) qualified investors (investisseurs qualifiés) acting for their own account, (c) a restricted group of investors (cercle restreint d’investisseurs) acting for their own account and/or (d) other investors in circumstances which do not require the publication by the offeror of a prospectus pursuant to the French Code monétaire et financier and the Règlement général of the AMF all as defined in, and in accordance with, Articles L.411-2, D.411-1, D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier and other applicable regulations. The direct or indirect resale of the notes to the public in France may be made only as provided by, and in accordance with, Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.

Hong Kong.    Each selling agent has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of (i) only to persons outside Hong Kong or (ii) only to “professional investors” as defined in the SFO and any rules made under the SFO.

Indonesia.    The notes offered have not been and will not be registered under the Indonesian Capital Market Law (Law No. 8/1995) and therefore are not authorized by the Capital Market and

Financial Services Authority (OJK) in Indonesia as a public offering of securities. Likewise, the notes and this prospectus supplement and accompanying prospectus are not authorized by the Central Bank (Bank Indonesia) for their distribution through banking institutions in Indonesia.

Investors who intend to buy the notes should consult with their financial advisors, brokers or other financial experts before making any decision to buy the notes.

Israel.    This prospectus supplement and the accompanying prospectus are intended solely for investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. A prospectus has not been prepared or filed, and will not be prepared or filed, in Israel relating to the notes offered hereunder. The notes cannot be resold in Israel other than to investors listed in the First Supplement of the Israeli Securities Law of 1968, as amended. No action will be taken in Israel that would permit an offering of the notes or the distribution of any offering document or any other material to the public in Israel. In particular, no offering document or other material has been reviewed or approved by the Israel Securities Authority. Any material provided to an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly by us or the selling agents.

Nothing in this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, should be considered as the rendering of a recommendation or advice, including investment advice or investment marketing under the Law For Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management, 1995, to purchase any note. The purchase of any note will be based on an investor’s own understanding, for the investor’s own benefit and for the investor’s own account and not with the aim or intention of distributing or offering to other parties. In purchasing the notes, each investor declares that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the notes, without relying on any of the materials provided.

Italy.    The offering of the notes has not been registered with CONSOB—Commissione Nazionale per le Società e la Borsa (the Italian Companies and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no such notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or any other document relating to the notes be distributed in the Republic of Italy except:

(i)	to qualified investors (investitori qualificati), as defined in Article 34-ter, first paragraph, letter (b), of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“CONSOB Regulation No. 11971”), pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Services Act”); or

(ii)	in other circumstances which are expressly exempted from the rules on offerings of securities to the public (offerta al pubblico di prodotti finanziari) pursuant to Article 100 of the Italian Financial Services Act and Article 34-ter, first paragraph, of CONSOB Regulation No. 11971.

In addition and without prejudice to the foregoing, any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to such notes in the Republic of Italy under (a) or (b) above must be:

(a)	made by an investment firm, bank or financial intermediary authorized to conduct such activities in the Republic of Italy in accordance with the Italian Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Consolidated Banking Act”), and Regulation No. 16190 of October 29, 2007 (as amended from time to time);

(b)	in compliance with Article 129 of Consolidated Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require the issuer or any entity offering the notes to provide data and information on the issue or the offer of the notes in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations, as well as with any regulations or requirements imposed by CONSOB, the Bank of Italy or other Italian authority.

Please note that in accordance with Article 100-bis of the Financial Services Act, concerning the circulation of financial products, where no exemption from the rules on offerings of securities to the public applies under (a) and (b) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and CONSOB Regulation No. 11971. Furthermore, Article 100-bis of the Financial Services Act affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and the notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus has not been published, purchasers of the notes who are acting outside of the course of their business or profession may be entitled to declare such purchase null and void and to claim damages from any authorized intermediary at whose premises the notes were purchased, unless an exemption provided for by the Financial Services Act applies.

Japan.    The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended, the “FIEL”). Each selling agent has represented and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person or resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

If the offer is made by way of a Qualified Institutional Investors Placement as set out in Article 2, Paragraph 3, Item 2(i) or Article 2, Paragraph 4, Item 2(i) of the FIEL (the “QII Private Placement”), the notes are being offered to qualified institutional investors (the “QIIs”) as defined in Article 10 of the Cabinet Office Ordinance Concerning the Definition of Terms provided in Article 2 of the FIEL and the investor in any notes is prohibited from transferring such notes in Japan to any person in any way other than to QIIs. As the offering of the notes satisfies the requirements provided in Article 2, Paragraph 3, Item 2(i) or Article 2, Paragraph 4, Item 2(i) of the FIEL, no securities registration statement has been or will get filed under Article 4, Paragraph 1 of the FIEL.

Except in the case the offering is made by way of QII Private Placement, the notes are being offered only to a small number of potential investors (i.e., less than 50 offerees, except QIIs who are offered the notes pursuant to the QII Private Placement), and the investor of any notes (other than the above-mentioned QII investors) is prohibited from transferring such notes to another person in any way other than as a whole to one transferee unless the total number of notes is less than 50 and the notes cannot be divided into any unit/denomination smaller than the unit/denomination represented on the note certificate therefor. As the offering of the notes satisfies the requirements provided in Article 2, Paragraph 3, Item 2(ha) or Article 2, Paragraph 4, Item 2(ha) of the FIEL, no securities registration statement has been or will be filed under Article 4, Paragraph 1 of the FIEL.

Mexico.    The notes have not been and will not be registered in the National Securities Registry (Registro Nacional de Valores). Therefore, the notes may not be offered or sold in the

United Mexican States (“Mexico”) by any means except in circumstances which constitute a private offering (oferta privada) pursuant to Article 8 of the Securities Market Law (Ley del Mercado de Valores) and its regulations. All applicable provisions of the Securities Market Law must be complied with in respect to anything done in relation to the notes in, from or otherwise involving Mexico.

Netherlands.    We do not have an authorization from the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht) for the pursuit of the business of a credit institution in the Netherlands and therefore do not have a license pursuant to section 2.11(1), 2.12(1), 2.13(1) or 2.20(1) of the Dutch Financial Supervision Act.

Each selling agent has represented and agreed that it has not made and will not make an offer of the notes to the public in the Netherlands other than to qualified investors (gekwalificeerde beleggers), provided that no such offer of the notes will require us or any selling agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

New Zealand.    We do not intend that notes be offered for sale or subscription to the public in New Zealand within the meaning of the Securities Act 1978 of New Zealand. Accordingly, no prospectus has been or will be registered, and no investment statement will be prepared, under the Securities Act 1978 of New Zealand.

The notes shall not be directly or indirectly offered for sale, sold or transferred to any member of the public in New Zealand in breach of the Securities Act 1978 or the Securities Regulations 2009 of New Zealand. In particular, but without limitation, in respect of offers of or invitations for the notes received in New Zealand, the notes may only be offered or transferred either:

(a)	to persons whose principal business is the investment of money or to persons who, in the course of and for the purposes of their business, habitually invest money within the meaning of section 3(2)(a)(ii) of the Securities Act 1978;

(b)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the notes (disregarding any amount lent by the offeror, us, or any associated person of the offeror or us) before the allotment of those notes and who have a minimum holding of the Notes of at least NZ$500,000;

(c)	to persons who have each paid a minimum subscription price of at least NZ$500,000 for notes previously issued by us (“Initial Securities”) (in a single transaction before allotment of Initial Securities and disregarding any amount lent by the offeror, us or any associated person of the offeror or us), provided the date of first allotment of Initial Securities occurred not more than 18 months before the date of offer of the relevant notes; or

(d)	to any other persons in circumstances where there is no contravention of the Securities Act 1978, provided that notes shall not be offered or sold to any “eligible person” (as defined in section 5(2CC) of the Securities Act 1978) unless that person also satisfies the criteria in paragraphs (a), (b) or (c) above.

In addition, each holder of the notes is deemed to represent and agree that it will not distribute, publish, deliver or disseminate this prospectus supplement and the accompanying prospectus or any other advertisement (as defined in the Securities Act 1978) in relation to any offer of the notes in New Zealand other than to any such persons as referred to in paragraphs (a) to (d) above.

Philippines.    THE NOTES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE

SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE SECURITIES REGULATION CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Singapore.    This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea.    The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.

Each selling agent has represented and agreed that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Switzerland.    The notes may not be offered, sold or advertised directly or indirectly into or in Switzerland except in a manner which will not result in a public offering within the meaning of article 652a or 1156 of the Swiss Federal Code of Obligations (“CO”). Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing materials relating to the notes have been prepared with regard to the disclosure standards for prospectuses under article 652a or 1156 CO, and therefore do not constitute a prospectus within the meaning of article 652a or 1156 CO. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing materials relating to the notes may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offering of the notes into or in Switzerland.

Taiwan.    The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

United Arab Emirates.    This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE (the “SCA”), the Dubai Financial Services Authority (the “DFSA”) or any other relevant licensing authority in the UAE. The offer of the notes does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended), SCA Resolution No.(37) of 2012 or otherwise. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre).

This prospectus supplement and the attached prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

(a)	who qualify as sophisticated investors;

(b)	upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. Each selling agent represents and warrants that it has not and will not offer, sell, transfer or deliver the notes to the public in the UAE (including the Dubai International Financial Centre).

United Kingdom.    Each selling agent has represented and agreed, and each further selling agent appointed in connection with the notes will be required to represent and agree, that:

(a)	in relation to any notes which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments

(as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act of 2000 (the “FSMA”) by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from, or otherwise involving the United Kingdom.

Uruguay.    The notes have not been registered under Law No. 18.627 of December 2, 2009 with the Central Bank of Uruguay. The notes are not available publicly in Uruguay and are offered only on a private basis. No action may be taken in Uruguay that would render any offering of the notes a public offering in Uruguay. No Uruguayan regulatory authority has approved the notes or passed on our solvency. In addition, any resale of the notes must be made in a manner that will not constitute a public offering in Uruguay.

Los valores no han sido registrados bajo la Ley de Mercado de Valores de la República Oriental del Uruguay o registrados ante el Banco Central del Uruguay. Los valores no son ofrecidos en forma pública en Uruguay y lo son únicamente en forma privada. Ninguna acción puede ser adoptada en Uruguay en relación a estos valores que resulte en que esta oferta de valores sea una oferta pública de valores en Uruguay. Ninguna autoridad regulatoria del Uruguay ha aprobado estos valores o se ha manifestado sobre nuestra solvencia. Adicionalmente, cualquier reventa de estos valores debe ser realizada en forma tal que no constituya oferta pública de valores en el Uruguay.

Venezuela.    The notes have not been registered with the Comision Nacional de Valores de Venezuela and are not being publicly offered in Venezuela. No document related to the offering of the notes, including this prospectus supplement and the accompanying prospectus, shall be interpreted to constitute an offer of securities or an offer or the rendering of any investment advice, securities brokerage, and/or banking services in Venezuela. Investors wishing to acquire the notes may use only funds located outside of Venezuela.

LEGAL MATTERS

The legality of the notes and the related guarantees will be passed upon for BofA Finance and Bank of America by McGuireWoods LLP, Charlotte, North Carolina, and for the selling agents by Morrison & Foerster LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for BofA Finance and Bank of America by Morrison & Foerster LLP, New York, New York, special tax counsel. McGuireWoods LLP regularly performs legal services for BofA Finance and Bank of America.

PROSPECTUS

$30,000,000,000

BofA Finance LLC

Senior Debt Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America Corporation, from time to time may offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its debt securities in one or more series. Bank of America Corporation will fully and unconditionally guarantee all payment obligations of BofA Finance LLC on the debt securities as described in this prospectus.

This prospectus describes the general terms of the debt securities of BofA Finance LLC and the guarantee of these debt securities by Bank of America Corporation and the general manner in which these securities may be offered and sold. The specific terms of any debt securities to be offered, and the specific manner in which they may be offered and sold, will be described in one or more supplements to this prospectus. You should read this prospectus and any applicable supplement or supplements carefully before you invest.

Following the initial sale of securities using this prospectus, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any other broker-dealer affiliates of BofA Finance LLC and/or Bank of America Corporation, may use this prospectus in market-making transactions in such securities. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Potential purchasers of these securities should consider the information set forth in the “Risk Factors” section beginning on page 7.

The debt securities of BofA Finance LLC offered by this prospectus and the guarantee of these debt securities by Bank of America Corporation are unsecured, are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities and the related guarantees or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 4, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that BofA Finance LLC and Bank of America Corporation have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, the debt securities of BofA Finance LLC and guarantee of such debt securities by Bank of America Corporation as described in this prospectus may be offered from time to time in one or more offerings.

This prospectus provides you with a description of the general terms of the debt securities and the related guarantee that may be offered using this prospectus and the general manner in which these securities may be offered and sold. Each time securities are sold, BofA Finance LLC will provide one or more prospectus supplements, product supplements, prospectus addenda, pricing supplements (each of which may be referred to as a “term sheet”), and/or index supplements that describe the particular securities offering and the specific terms of the securities being offered. These documents also may add, update, or change information contained in this prospectus. In this prospectus, references to the “applicable supplement” mean the prospectus supplement or supplements, as well as any applicable pricing, product, or index supplement or supplements and any applicable prospectus addendum, that describe the particular securities being offered to you. If there is any inconsistency between the information in this prospectus and the applicable supplement, you should rely on the information in the applicable supplement.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the applicable supplement, or documents to which you otherwise are referred. Neither BofA Finance LLC nor Bank of America Corporation have authorized anyone to provide any different information. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. The business, financial condition, and results of operations of Bank of America Corporation may have changed since that date.

Unless otherwise indicated or the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance,” “we,” “our,” “us,” or similar references, are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the lawful single currency of the member states of the European Union that have adopted and continue to retain a common single currency through monetary union in accordance with the European Union treaty law, as amended from time to time.

PROSPECTUS SUMMARY

This summary section provides a brief overview of BofA Finance LLC and Bank of America Corporation and of the offered debt securities and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in debt securities offered using this prospectus. To fully understand the offered debt securities, you should read carefully:

•	this prospectus, which describes the general terms of the debt securities of BofA Finance and the related guarantee by Bank of America;

•

the applicable supplement, which describes the specific terms of the particular debt securities that BofA Finance is offering, and which may add to, update or change the information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” below for information about Bank of America, including its financial statements.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through its banking and various nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of selling debt securities to investors and lending the net proceeds therefrom to Bank of America and/or its subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC Debt Securities and Related Bank of America Corporation Guarantee

BofA Finance may use this prospectus to offer and sell up to $30 billion, or the equivalent thereof in any other currency, of its debt securities from time to time in one or more series. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance on the debt securities as described herein.

The debt securities will be unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations from time to time outstanding. Bank of America’s guarantee of these debt securities will rank equally in right of payment with all of its other unsecured and unsubordinated obligations from time to time outstanding. These debt securities and the related guarantee will be issued under a senior indenture among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. See “Description of Debt Securities” for a description of the general terms of the debt securities of BofA Finance and the related guarantee by Bank of America.

Form of Securities

Unless otherwise specified in the applicable supplement, BofA Finance will issue the debt securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank SA/NV, or Clearstream Banking, société anonyme, Luxembourg, as identified in the applicable supplement. BofA Finance will issue the debt securities in fully registered form only, without coupons. Unless otherwise specified in the applicable supplement, the debt securities issued in book-entry only form will be represented by a global security registered in the name of the specified depository, rather than certificated securities in definitive form registered in the name of each individual investor. Unless otherwise specified in the applicable supplement, each sale of debt securities in book-entry only form will settle in immediately available funds through the specified depository.

A global security may be exchanged for certificated securities in definitive form registered in the names of the beneficial owners only under the limited circumstances described in this prospectus and in the applicable supplement.

Payment Currencies

All amounts payable in respect of the debt securities, including the purchase price, will be payable in U.S. dollars, unless otherwise specified in the applicable supplement.

Listing

BofA Finance will state in the applicable supplement whether the particular debt securities that it is offering will be listed or quoted on a securities exchange or quotation system.

Use of Proceeds

Unless a different use is described in the applicable supplement, BofA Finance intends to lend the net proceeds from the sale of its debt securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its debt securities to hedge its obligations under the debt securities by entering into hedging arrangements with one or more affiliates.

Distribution

BofA Finance may offer the debt securities using this prospectus on a delayed or continuous basis:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable supplement will describe the sale of specific debt securities and include any required information about the firms BofA Finance may use for such offering and the discounts or commissions paid for their services.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other broker-dealer affiliates of BofA Finance, may serve as underwriter, dealer, or agent for BofA Finance for offerings of debt securities.

Market-Making by Affiliates

Following the initial distribution of an offering of debt securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other broker-dealer affiliates of BofA Finance, may offer and sell such debt securities in the course of their businesses as broker-dealers. Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such other affiliates may act as a principal or agent in these transactions. This prospectus and the applicable supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

Ratio of Earnings to Fixed Charges

The following table sets forth Bank of America’s consolidated ratios of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2016	Year Ended December 31
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges (excluding interest on deposits)	3.58	3.07	1.61	2.29	1.21	1.02
Ratio of earnings to fixed charges (including interest on deposits)	3.34	2.91	1.55	2.16	1.18	1.02

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in the debt securities of BofA Finance and the guarantee of such debt securities by Bank of America. This summary does not describe all of the risks and investment considerations with respect to such an investment, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks and uncertainties that may materially affect Bank of America’s business and results, please refer to the information under the captions “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2015, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its current report on Form 8-K filed with the SEC on November 1, 2016, “Item 1A. Risk Factors” in its quarterly report on Form 10-Q for the period ended June 30, 2016 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its quarterly report on Form 10-Q for the period ended September 30, 2016, each of which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that are incorporated by reference in this prospectus. You also should review the risk factors that will be set forth in other documents that Bank of America will file after the date of this prospectus, together with the risk factors set forth in any applicable supplement. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our debt securities and the suitability of the investment for the investor.

BofA Finance is a finance subsidiary and will have limited assets and operations.

BofA Finance is a finance subsidiary of Bank of America and will have no assets, operations or revenues other than those related to the issuance, administration and repayment of its debt securities that are guaranteed by Bank of America as described in this prospectus. As a finance subsidiary, to meet its obligations under its debt securities, BofA Finance depends upon payment or contribution of funds and/or repayment of outstanding loans from Bank of America and/or Bank of America’s other subsidiaries. Therefore, BofA Finance’s ability to make payments on its debt securities may be limited. In addition, BofA Finance will have no independent assets available for distributions to holders of its debt securities if they make claims in respect of the debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders may be limited to those available under Bank of America’s guarantee of the debt securities, and that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America’s subordinated obligations.

Bank of America’s obligations under its guarantee of BofA Finance’s debt securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries.

Because Bank of America is a holding company, its ability to make payments under its guarantee of BofA Finance’s payment obligations on the debt securities depends upon Bank of America’s receipt from its subsidiaries of distributions, advances and other payments. In addition, Bank of America’s right to participate in any distribution of assets of any of its subsidiaries upon a subsidiary’s bankruptcy, insolvency, liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. As a result, Bank of America’s obligations under its guarantee will be structurally subordinated to all existing and future claims of creditors of its subsidiaries, and claimants should look only to the assets of Bank of America for payments under its guarantee of the BofA Finance debt securities.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance or Bank of America; events of bankruptcy or insolvency or resolution proceedings relating to Bank of America and covenant breach by Bank of America will not constitute an event of default with respect to the guaranteed debt securities of BofA Finance.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross acceleration with other indebtedness of BofA Finance or Bank of America. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America will not constitute an event of default with respect to the debt securities of BofA Finance that are guaranteed by Bank of America. Furthermore, it will not constitute an event of default with respect to the debt securities of BofA Finance if the guarantee thereof by Bank of America ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America (in the absence of any such event occurring with respect to BofA Finance) will not permit BofA Finance’s debt securities to be declared due and payable. In addition, a breach of a covenant by Bank of America (including, for example, a breach of Bank of America’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit BofA Finance’s debt securities to be declared due and payable. The value you receive on the debt securities may be significantly less than what you otherwise would have received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America or the breach of a covenant by Bank of America or upon Bank of America’s guarantee ceasing to be in full force and effect.

Actual or perceived changes in the creditworthiness of Bank of America may affect the value of the guaranteed debt securities.

Bank of America’s credit ratings are an assessment of its ability to pay its obligations, including its obligations under its guarantee of BofA Finance’s debt securities. Consequently, Bank of America’s perceived creditworthiness and actual or anticipated changes in its credit ratings may affect the market value of BofA Finance’s guaranteed debt securities.

BofA Finance cannot assure you that a trading market for your debt securities will ever develop or be maintained.

BofA Finance may elect not to list the debt securities on any securities exchange. BofA Finance cannot predict how these debt securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of BofA Finance’s debt securities in any secondary market may be limited. Although any underwriters, dealers, or agents may purchase and sell these debt securities in the secondary market from time to time, these underwriters, dealers, or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving us notice. BofA Finance cannot assure you that a secondary market for its debt securities will develop, or that if one develops, it will be maintained.

Reform of LIBOR, EURIBOR and other “Benchmarks” may adversely impact the debt securities.

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”), and other rates or indices which are deemed to be “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or to have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any debt securities linked to such a “benchmark,” and could, among other things, reduce the payments on those debt securities.

Key international initiatives for reform of “benchmarks” include (a) the International Organization of Securities Commission’s July 2013 Principles for Financial Market Benchmarks, (b) the European Securities and Markets Authority and the European Banking Authority’s June 2013 principles for the benchmark-setting process, and (c) the EU regulation on indices used as benchmarks in financial instruments and financial contracts, which entered into force in June 2016 (the “Benchmark Regulation”). Most of the provisions of the Benchmark Regulation will become effective in 2018.

Any of the national, international, or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the disappearance of certain “benchmarks.” The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in an adjustment to the terms and conditions of the debt securities, early redemption, discretionary valuation by the calculation agent, delisting or other consequences in relation to debt securities linked to such “benchmark,” depending on the specific provisions and the relevant terms and conditions applicable to those debt securities. Any such consequence could have a material adverse effect on the value of and return on any such debt securities.

In addition to the international initiatives described above for the reform of “benchmarks,” there are numerous other proposals, initiatives and investigations which may impact “benchmarks.” For example, in the United Kingdom, the national government has extended the legislation originally put in place to cover LIBOR to regulate a number of additional major United Kingdom-based financial benchmarks in the fixed income, commodity and currency markets, which could be further expanded in the future. There are also ongoing global investigations into the potential manipulation of LIBOR and related interest rates, ISDAFIX and foreign exchange rates, which may result in further regulation.

In July 2015, the United Kingdom’s Financial Conduct Authority also released “Financial Benchmarks: Thematic Review of oversight and controls,” in relation to financial “benchmarks.” This review considered the activities of UK regulated financial services firms in relation to a much broader spectrum of “benchmarks” that ultimately could impact inputs, governance and availability of certain “benchmarks.”

Any of the above changes or any other consequential changes to LIBOR, EURIBOR, or any other “benchmark” as a result of any international, national, or other regulations or proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the value of and return on any debt securities based on or linked to a “benchmark.”

Currency Risks

BofA Finance may issue securities denominated or payable in, or whose payment is linked to the value of, one or more currencies other than U.S. dollars, referred to as “Non-U.S. Dollar Securities.” If you intend to invest in any Non-U.S. Dollar Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment, including the risks set forth below and the risks that may be set forth in the applicable supplement. The Non-U.S. Dollar Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar Securities, non-U.S. dollar currency transactions, or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

An investment in a Non-U.S. Dollar Security involves currency-related risks.  An investment in a Non-U.S. Dollar Security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where payment is not otherwise based on the value of a non-U.S. dollar currency. These risks include possible significant changes in rates of exchange between the U.S. dollar and the relevant non-U.S. dollar currency or currencies and the imposition or modification of exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

BofA Finance will not adjust Non-U.S. Dollar Securities to compensate for changes in foreign currency exchange rates.  Except as described below or in a supplement, BofA Finance will not make any adjustment in or change to the terms of the Non-U.S. Dollar Securities for changes in the foreign currency exchange rate for the relevant currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in a Non-U.S. Dollar Security.  Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the yield or payout of a Non-U.S. Dollar Security could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for a Non-U.S. Dollar Security or elsewhere could result in significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. Changes in exchange rates could affect the value of the Non-U.S. Dollar Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.  The terms of any Non-U.S. Dollar Securities requiring payment in any non-U.S. dollar currency may provide that BofA Finance may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such Non-U.S. Dollar Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of BofA Finance’s affiliates. As a result, the value of the payment in U.S. dollars may be less than the value of the payment an investor would have received in the specified currency if the specified currency had been available, or may be zero. The exchange rate agent will generally not have any liability for its determinations.

An investor may bear foreign currency exchange risk in a lawsuit for payment on Non-U.S. Dollar Securities.  Any Non-U.S. Dollar Securities issued using this prospectus typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.  If BofA Finance issues a Non-U.S. Dollar Security, it may include in the applicable supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that it may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BANK OF AMERICA CORPORATION

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Through its banking and various nonbank subsidiaries throughout the United States and in international markets, Bank of America provides a diversified range of banking and nonbank financial services and products. Its principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

BofA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America Corporation. BofA Finance was formed on June 24, 2016 for the purpose of providing Bank of America and/or Bank of America’s other subsidiaries with financing by issuing debt securities to investors and lending the net proceeds therefrom to Bank of America and/or those subsidiaries. BofA Finance’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless a different use is described in the applicable supplement, BofA Finance intends to lend the net proceeds from the sale of its debt securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from these loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its debt securities to hedge its obligations under the debt securities by entering into hedging arrangements with one or more affiliates.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered and sold under this prospectus will be unsecured senior obligations of BofA Finance, will be issued under its senior indenture described below, and will rank equally in right of payment with other unsecured and unsubordinated general obligations of BofA Finance outstanding from time to time. The payment obligations of BofA Finance under the debt securities will be fully and unconditionally guaranteed by Bank of America as described in this prospectus. Bank of America’s guarantee of the debt securities will be its unsecured senior obligation and will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America outstanding from time to time.

The Indenture

The debt securities will be issued under a senior indenture dated as of August 23, 2016 and entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented from time to time, the “Indenture”).

The trustee under the Indenture has two principal functions:

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First, the trustee can enforce your rights against us or the Guarantor if we or the Guarantor default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you.

As of the date of this prospectus, no debt securities were outstanding under the Indenture. We have authorized the issuance of debt securities under the registration statement to which this prospectus relates, with an aggregate initial public offering price not to exceed $30 billion, to be issued on or after the date of this prospectus.

This section is a summary of the general terms and provisions of the Indenture. We have filed the Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the Indenture. Whenever we refer to the defined terms of the Indenture in this prospectus or in a supplement without defining them, the terms have the meanings given to them in the Indenture. You must look to the Indenture for the most complete description of the information summarized in this prospectus.

Form and Denomination of Debt Securities

We will issue debt securities only in fully registered form, without coupons. Unless we specify otherwise in the applicable supplement, we will issue each debt security in book-entry only form. Debt securities in book-entry only form will be represented by a global security registered in the name of a depository, such as The Depository Trust Company, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, Luxembourg, as identified in the applicable supplement. Accordingly, the depository will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depository’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. We describe the procedures applicable to book-entry securities below under the heading “Registration and Settlement.”

Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. Each debt security evidenced by a master global security will be identified by the trustee on a schedule to the master global security. The applicable supplement will indicate whether your debt securities are represented by a master global security.

Our debt securities may be denominated, and cash payments with respect to the debt securities may be made, in U.S. dollars or in another currency, or in a composite currency, a basket of currencies, or a currency unit or units. Unless we specify otherwise in the applicable supplement, the debt securities will be denominated, and cash payments with respect to the debt securities will be made, in U.S. dollars, and the debt securities ordinarily will be issued in denominations of $1,000 and multiples of $1,000 in excess of $1,000. If any of the debt securities are denominated, or if principal and/or any premium, interest, and other amounts payable on any of the debt securities is payable, in a foreign currency, or in a composite currency, a basket of currencies, or a currency unit or units, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that issue of debt securities and the specified currency, composite currency, basket of currencies, or currency unit or units, may be described in the applicable supplement. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Different Series of Debt Securities

We may issue our debt securities from time to time in one or more series with the same or different terms. We also may “reopen” any particular issuance of debt securities. This means that we can increase the principal amount of such debt securities by selling additional debt securities with the same terms, provided that such additional debt securities shall be fungible for U.S. federal income tax purposes. We may do so without notice to the existing holders of such debt securities issued under the Indenture. However, any new debt securities of this kind may begin to bear interest, if any, at a different date.

This section of the prospectus summarizes the material terms of the debt securities that are common to all debt securities issued under the Indenture. We will describe the financial and other specific terms of the debt securities being offered in the applicable supplement. The supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable supplement and this prospectus, the applicable supplement will control.

The terms of your debt securities as described in the applicable supplement may include the following:

•	the title and type of the debt securities;

•	the principal amount of the debt securities;

•	the minimum denominations, if other than $1,000 and multiples of $1,000 in excess of $1,000;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom any interest is payable, if other than the registered holder of the debt securities;

•	the maturity date or dates;

•	any interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index or other reference asset or assets that will be used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	any interest payment dates, the regular record dates for the interest payment dates, the date interest will begin to accrue, and the applicable business day convention;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

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any date or dates on or after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder, and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, any interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; or

•	any other terms of the debt securities that are permitted under the Indenture.

Fixed-Rate Notes

General.  We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, until the principal is paid or made available for payment or the note is converted or exchanged.

Unless we specify otherwise in the applicable supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date” for a fixed-rate note) and at maturity. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention. We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Due.”

Amortizing Notes.  We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount.  The supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

General.  We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate may be one or more of the following:

•	the federal funds rate, in which case the debt security will be a “federal funds rate note”;

•	the London interbank offered rate, in which case the debt security will be a “LIBOR note”;

•	the euro interbank offered rate, in which case the debt security will be a “EURIBOR note”;

•	the prime rate, in which case the debt security will be a “prime rate note”;

•	the treasury rate, in which case the debt security will be a “treasury rate note”;

•	the CMS rate, in which case the debt security will be a “CMS rate note”; or

•	any other interest rate formula as may be specified in the applicable supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated and will be specified in the applicable supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Unless we specify otherwise in the applicable supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Unless we specify otherwise in the applicable supplement, interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date” for a floating-rate note) and at maturity. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be (each such period, an “interest period”). Interest payment dates and interest periods may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Due—Business Day Conventions”) specified in the applicable supplement. We will make payments on floating-rate notes as described below under the heading “—Payment of Principal, Interest, and Other Amounts Due.”

How Interest Is Reset.  The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable supplement. We refer to each date on which the interest rate for a floating-rate note will reset as an “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day (as defined below) immediately preceding the interest reset date;

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for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•	for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills (as described below) of the applicable index maturity would normally be auctioned;

•	for a CMS rate note, the second U.S. government securities business day (as defined below) preceding the interest reset date; and

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for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date. If Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day unless we specify otherwise in the applicable supplement.

We will specify the interest reset dates in the applicable supplement. Interest reset dates may be adjusted in accordance with the business day convention (as described below under “—Payment of Principal, Interest, and Other Amounts Due—Business Day Conventions”) specified in the applicable supplement.

Calculation of Interest.  Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose. The calculation agent may be one of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Commodities, Inc., or Merrill Lynch Capital Services, Inc. We will identify in the applicable supplement the calculation agent we have appointed for a particular floating-rate note as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us.

For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable supplement, the daily interest factor will be computed on the basis of:

•	a 360-day year of twelve 30-day months if the day count convention specified in the applicable supplement is “30/360”;

•	the actual number of days in the relevant period divided by 360 if the day count convention specified in the applicable supplement is “Actual/360”; or

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the actual number of days in the relevant period divided by 365, or in the case of an interest payment date falling in a leap year, 366, if the day count convention specified in the applicable supplement is “Actual/Actual.”

If no day count convention is specified in the applicable supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

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for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, CMS rate notes or any other floating-rate notes other than treasury rate notes, on the basis of the actual number of days in the relevant period divided by 360; and

•	for treasury rate notes, on the basis of the actual number of days in the relevant period divided by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

LIBOR Notes.  Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, LIBOR, for any interest determination date, will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the applicable supplement, commencing on the related interest reset date, as the rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page, except that, if the Designated LIBOR Page only provides for a single rate, that single rate will be used.

If (i) fewer than two offered rates described above appear on the Designated LIBOR Page (ii) or no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will determine LIBOR as follows:

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The calculation agent will select four major banks in the London interbank market, after consultation with us. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the applicable supplement commencing on the interest reset date and in a representative amount to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

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If fewer than two quotations are provided, the calculation agent will select, after consultation with us, three major banks in New York City, or if the relevant index currency is not U.S. dollars, the principal financial center of the country issuing the index currency. On the interest reset date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the applicable supplement commencing on the interest reset date and in a representative amount to leading European banks at approximately 11:00 A.M., New York time (or the time in the relevant principal financial center). The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

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If fewer than three New York City banks (or banks in the relevant principal financial center) selected by the calculation agent are quoting rates, LIBOR for that interest period will be the same as for the immediately preceding interest period.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, or such other page designated in the applicable supplement, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“Principal financial center” means, unless we specify otherwise in the applicable supplement, the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the

“principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively.

“Representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

EURIBOR Notes.  Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, EURIBOR, for any interest determination date, will mean the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Markets Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable supplement, as that rate appears on the Designated EURIBOR Page as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on the Designated EURIBOR Page on an interest determination date at approximately 11:00 A.M., Brussels time, then the calculation agent, after consultation with us, will select four major banks in the Eurozone interbank market to provide a quotation of the rate at which deposits in euro having the index maturity specified in the applicable supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the average of those quotations.

•

If fewer than two quotations are provided, then the calculation agent, after consultation with us, will request four major banks in the Eurozone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the interest determination date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the index maturity specified in the applicable supplement commencing on that interest reset date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the average of those quotations.

•	If three quotations are not provided, EURIBOR for that interest determination date will be equal to EURIBOR for the immediately preceding interest period.

“Designated EURIBOR Page” means the display on the page specified in the applicable supplement for the purpose of displaying the Eurozone interbank rates of major banks for the euro; provided, however, if no such page is specified in the applicable supplement, the display on Reuters (or any successor service) on the EURIBOR01 page (or any other page as may replace such page on such service) shall be used.

“Eurozone” means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community, as amended from time to time.

Treasury Rate Notes.  Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The “treasury rate” for any interest determination date will be the rate from the auction held on the applicable interest determination date, of direct obligations of the United States, referred to as “Treasury bills,” having the index maturity described in the applicable supplement, as specified under the caption “INVEST RATE” on Reuters (or any successor service) page USAUCTION10 or page USAUCTION11 (or any other page as may replace such page on such service or as otherwise specified in the applicable supplement).

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters (or any successor service) by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. government securities/Treasury Bills (Secondary Market).”

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary U.S. government securities dealers, selected by the calculation agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

•

If the dealers selected by the calculation agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N	x 100
360-(D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/ releases/h15/current/, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes.  Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

If “Federal Funds (Effective) Rate” is specified in the applicable supplement, the federal funds rate for any interest determination date will be the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS1 (or any other page that replaces that page on that service or as otherwise specified in the applicable supplement) under the heading “EFFECT,” referred to as “Reuters Page FedFunds1.” If this rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date, or does not appear on Reuters Page FedFunds1, the federal funds rate will be the rate on that interest determination date as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If this alternate rate is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds quoted prior to 9:00 A.M., New York City time, on the business day following that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are so quoting, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Open Rate” is specified in the applicable supplement, the federal funds rate will be the rate on that interest determination date set forth under the heading “Federal Funds” opposite the caption “Open” and displayed on Reuters (or any successor service) on page 5, referred to as “Reuters Page 5” (or any other page that replaces that page on that service or as otherwise specified in the applicable supplement), or if that rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that interest determination date displayed on FFPREBON Index page (or any other page that replaces that page on that service or as otherwise specified in the applicable supplement) on Bloomberg L.P. (“Bloomberg”) (or any successor service), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

If “Federal Funds Target Rate” is specified in the applicable supplement, the federal funds rate will be the rate on that interest determination date for U.S. dollar federal funds displayed on the FDTR Index page (or any other page that replaces that page on that service or as otherwise specified in the applicable supplement) on Bloomberg (or any successor service). If that rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for the applicable interest determination date will be the rate for that day appearing on Reuters (or any successor service) on page USFFTARGET=, referred to as “Reuters Page USFFTARGET=” (or any other page that replaces that page on that service). If that rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the calculation agent, after consultation with us. If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate in effect on that interest determination date.

Prime Rate Notes.  Each prime rate note will bear interest at the prime rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The “prime rate” for any interest determination date will be the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters page USPRIME1 for that interest determination date, by 3:00 P.M., New York City time, then the calculation agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

CMS Rate Notes.  Each CMS rate note will bear interest at a base rate equal to the CMS rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

The CMS rate for the relevant interest reset date will be the rate appearing on the Reuters (or any successor service) screen ISDAFIX1 page (or any other page that replaces that page on that service or as otherwise specified in the applicbale supplement) for U.S. dollar swaps having a maturity equal to the index maturity specified in the applicable supplement as of approximately 11:00 A.M., New York City time, on the relevant calculation date. If the CMS rate cannot be determined in this manner, then:

•

The CMS rate for the relevant interest reset date will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 A.M., New York City time, on the relevant calculation date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the specified index maturity, commencing on the relevant interest reset date, with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis is equivalent to LIBOR with a designated maturity of three months; as such rate may be determined in accordance with the provisions set forth above under “—LIBOR Notes.” The calculation agent will select the five swap dealers, after consultation with us, and will request the principal New York City office of each of those dealers to provide a quotation of its rate.

•

If at least three quotations are provided, the CMS rate for that interest reset date will be the arithmetic mean of the quotations described above, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three quotations are provided, the calculation agent will determine the CMS rate, after consultation with us.

Indexed Notes

We may issue debt securities that provide that the rate of return, including the principal and/or any premium, interest, or other amounts payable, is determined by reference, either directly or indirectly, to the price or performance of one or more interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates, futures contracts or any other rates, instruments, assets, market measures or other factors or any measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing, in each case as specified in the applicable supplement. We refer to these as “indexed notes.”

Holders of indexed notes may receive an amount at maturity that is greater than or less than the face amount of the notes, depending upon the formula used to determine the amount payable and the relative value at maturity of the reference asset or underlying obligation. The value of the applicable index will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed note or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will specify in the applicable supplement the method for determining the principal and/or any premium, interest, or other amounts payable in respect of particular indexed notes, as well as certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

The applicable supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. The calculation agent may be one of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Commodities, Inc., or Merrill Lynch Capital Services, Inc. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us. Upon request of the holder of an indexed note, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable supplement.

Floating-Rate/Fixed-Rate/Indexed Notes

We may issue a debt security with elements of each of the fixed-rate, floating-rate, and indexed notes described above. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest for any of these debt securities in the applicable supplement.

Original Issue Discount Notes

A fixed-rate note, a floating-rate note, or an indexed note may be an original issue discount note. Original issue discount notes include debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may bear no interest (“zero coupon rate notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable supplement. That amount could be less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—Taxation of Debt Securities” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest, and Other Amounts Due

Paying Agents.  We may appoint one or more financial institutions to act as our paying agents. Unless we specify otherwise in the applicable supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the debt securities through the trustee’s office or agency, which at the date hereof is located at 10161 Centurion Parkway N. 2nd Floor, Jacksonville, Florida 32256. At any time, we may rescind the designation of a paying agent, appoint a successor or an additional paying agent, or approve a change in the office through which any paying agent acts in accordance with the Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign.

Payments to Holders and Record Dates for Interest.  We refer to each date on which interest is payable on a debt security as an “interest payment date.” Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the debt securities.

Subject to any applicable business day convention as described below, and unless we specify otherwise in the applicable supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date of, the debt securities. Interest payable at any interest payment date other than the maturity date will be paid to the registered holder of the debt security on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a debt security in book-entry only form generally will be the business day prior to the payment date. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable supplement, the regular record date for an interest payment date will be the fifteenth calendar day preceding the interest payment date, whether or not that date is a business day.

Business Day Conventions.  If the applicable supplement specifies that one of the following business day conventions is applicable to a debt security, the interest payment dates, interest reset dates, and interest periods for that debt security will be affected and, consequently, may be adjusted as described below. Unless we specify otherwise in the applicable supplement, any interest payment due at maturity or on a redemption date or repayment date will not be affected as described below.

•

“Following business day convention (adjusted)” means, if an interest payment date would otherwise fall on a day that is not a business day (as described below), then such interest payment date will be postponed to the next day that is a business day. Unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Modified following business day convention (adjusted)” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be postponed to the next day that is a business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day. In each case, unless we specify otherwise in the applicable supplement, the related interest reset dates and interest periods also will be adjusted for non-business days.

•

“Following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days under the following unadjusted business day convention.

•

“Modified following unadjusted business day convention” means, if an interest payment date falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date will not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and, provided further that, if such next succeeding business day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days under the modified following unadjusted business day convention.

•

“Preceding business day convention” means, if an interest payment date would otherwise fall on a day that is not a business day, then such interest payment date will be advanced to the immediately preceding day that is a business day. If the preceding business day convention is specified in the applicable supplement to be “adjusted,” then the related interest reset dates and interest periods also will be adjusted for non-business days; however, if the preceding business day convention is specified in the applicable supplement to be “unadjusted,” then the related interest reset dates and interest periods will not be adjusted for non-business days.

In all cases, unless we specify otherwise in the applicable supplement, if the maturity date or any earlier redemption date or repayment date with respect to any debt security falls on a day that is not a business day, any payment of principal and any premium, interest and other amounts otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date, redemption date or repayment date, as the case may be.

If no business day convention is specified in the applicable supplement, then the following unadjusted business day convention will apply to the debt security. We also may specify and describe a different business day convention from those described above in the applicable supplement.

Unless we specify otherwise in the applicable supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•

for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable supplement) in London, England (a “London Banking Day”);

•

for any debt security denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”);

•

for any CMS rate note, also is a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed the entire day for purpose of trading in U.S. government securities (a “U.S. government securities business day”); and

•

for any debt security that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Unless we specify otherwise in the applicable supplement, for purposes of this determination, the “principal financial center” is:

•

the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•

the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, for which the “principal financial center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

Payments Due in U.S. Dollars.  Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the applicable paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on debt securities in certificated form on each interest payment date other than the maturity date by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay any principal and any premium, interest, and other amounts payable at the maturity date of a debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the trustee, the applicable office of the paying agent specified for the debt securities, or such other place of payment as we may specify for the debt securities.

Book-entry and other indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

Payments Due in Other Currencies.  Unless we specify otherwise in the applicable supplement, we will follow the practices described in this subsection when we pay amounts that are due on a debt security in a currency other than U.S. dollars. Unless we specify otherwise in the applicable supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in certificated form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the applicable paying agent and the depository or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depository and its participants, as described below under the heading “Registration and Settlement.”

We will pay any interest on non-U.S. dollar-denominated debt securities in certificated form by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay any principal and any premium, interest, and other amounts payable at the maturity date of a non-U.S. dollar-denominated debt security in certificated form by wire transfer of immediately available funds upon surrender of the debt security at the corporate trust office of the trustee, the applicable office of the paying agent specified for the debt securities, or such other place of payment as we may specify for the debt securities.

If we issue a debt security in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars, if the currency in which we otherwise would be required to make the applicable payment is not available. The exchange rate agent may be one of our affiliates. We will identify in the applicable supplement the exchange rate agent that we have appointed for a particular debt security as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the debt security without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable supplement will indicate whether we may redeem the debt securities prior to their stated maturity. If we may redeem the debt securities prior to their stated maturity, the applicable supplement also will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Unless we specify otherwise in the applicable supplement, we may redeem debt securities only on an interest payment date, and the redemption price will be 100% of the principal amount of the debt securities to be redeemed, plus any accrued and unpaid interest.

Unless specified otherwise in the applicable supplement, we may exercise our right to redeem debt securities by giving notice of such redemption to the trustee in accordance with the Indenture, and we, or the trustee at our request, will provide notice of such redemption to the holder of such debt securities at least 10 business days but not more than 60 calendar days before the specified redemption date. Unless specified otherwise in the applicable supplement, the notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation of the redemption price);

•	the CUSIP number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

So long as a depository is the record holder of the applicable debt securities to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository in accordance with the Indenture.

Repayment

The applicable supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their stated maturity. If the debt securities may be repaid prior to their stated maturity, the applicable supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Conversion and Exchange

We may issue debt securities that are convertible into, or exercisable or exchangeable for, at either our option or the holder’s option, securities of an entity not affiliated with us. The applicable supplement will describe the terms of any conversion, exercise, or exchange features, including:

•	the periods during which conversion, exercise, or exchange, as applicable, may be elected;

•

the conversion, exercise, or exchange price payable and the number of shares or amount of securities of an entity not affiliated with us that may be issued upon conversion, exercise, or exchange, and any adjustment provisions; and

•	the procedures for electing conversion, exercise, or exchange, as applicable.

Bank of America Guarantee

Bank of America will fully and unconditionally guarantee, on an unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the debt securities issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the debt securities and the Indenture. If for any reason BofA Finance does not make any required payment on the debt securities when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Indenture. The guarantee is of payment and not of collection.

Bank of America’s obligations under its guarantee of the debt securities are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the Indenture, the guarantee would terminate.

Exchange, Registration, and Transfer

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in certificated form only in the limited circumstances described in the relevant debt securities or in the Indenture. Debt securities represented by a master note may be exchanged at any time upon our request to the trustee for one or more other debt securities in global form, as described in the relevant debt securities.

Subject to the terms of the Indenture, debt securities in certificated form, if issued, may be exchanged at the option of the holder for other debt securities in certificated form of the same issue and of an equal aggregate principal amount and type in any authorized denominations. Debt securities in certificated form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request.

There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange.

Unless we specify otherwise in the applicable supplement, The Bank of New York Mellon Trust Company, N.A. will be the security registrar and transfer agent for the debt securities issued under the Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a transfer agent in each place of payment for each series or particular issuance of debt securities. At any time, we may appoint and designate a different security registrar or additional transfer agents for any series or particular issuance of debt securities, which will be identified in the applicable supplement.

We will not be required to (1) issue, exchange, or register the transfer of any debt security to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of book-entry securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The Indenture provides that, subject to the provisions of the Indenture described below relating to the merger or sale of assets of the Guarantor, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or any securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Guarantor would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Guarantor owned, directly or indirectly, securities of the same class and immediately after the sale, the Guarantor owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as it owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Guarantor or its wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Indenture as any bank with total assets equal to more than 10% of the Guarantor’s and its subsidiaries’ total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is the Guarantor’s only Principal Subsidiary Bank.

Limitation on Mergers and Sales of Assets

Under the terms of the Indenture, we are, and the Guarantor is, generally permitted to merge or consolidate with another entity. We are, and Bank of America is, also permitted to sell all or substantially all of our or its assets. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the Indenture and the debt securities issued under the Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the Indenture.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes the guarantee obligations under the Indenture; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the Indenture.

Upon any consolidation, merger, sale, or transfer of this kind, the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the Indenture with the same effect as if it had been an original party to that Indenture. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the Indenture, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the Indenture, the guarantee would terminate.

Waiver of Covenants

The holders of a majority in aggregate principal amount of all affected debt securities then outstanding under the Indenture may waive compliance with some of the covenants or conditions of the Indenture.

Modification of the Indenture

We, the Guarantor, and the trustee may modify the Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all outstanding debt securities under the Indenture affected by the modification. However, no modification may extend the stated maturity of, reduce the principal amount or any premium of, or reduce the rate, or extend the time of payment, of interest on any debt security or reduce any amount payable on redemption of any debt security (except in accordance with the terms of the debt securities) without the consent of all holders of each outstanding debt security affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the Indenture without the consent of all holders of the debt securities outstanding under the Indenture.

In addition, we, the Guarantor, and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount that would be due and payable at that time upon declaration of acceleration following an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent of the principal amount of the debt security determined as described in the applicable supplement.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of the outstanding debt securities affected thereby, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities affected thereby.

Events of Default and Rights of Acceleration

Unless otherwise specified in the applicable supplement, an event of default for any particular debt securities of any series includes any one of the following events:

•	our failure to pay principal or any premium when due on any such debt securities;

•

our failure to pay interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on any such debt securities, within 30 calendar days after the interest or such other amounts become due;

•	our breach of any of our other covenants contained in such debt securities or in the Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Indenture, or to us and the trustee of the Indenture by the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the Indenture and affected by the breach;

•	specified events involving our bankruptcy, insolvency, or liquidation; or

•	any other event of default provided with respect to such debt securities.

Unless otherwise specified in the applicable supplement, an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities outstanding under the Indenture and affected by such event of default (or, in the case of an event of default under the Indenture relating to specified events involving our bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding debt securities) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all affected debt securities (or all debt securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Collection of Indebtedness

If we fail to pay the principal of or any premium on any debt securities, or if we are over 30 calendar days late on an interest payment or other amounts payable (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of a debt security also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on that debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the affected debt securities then outstanding under the Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Indenture, but the trustee will be entitled to receive from the holders indemnity reasonably satisfactory to the trustee against expenses and liabilities.

We and the Guarantor are required periodically to file with the trustee a certificate stating that we or the Guarantor, as the case may be, are not in default under any of the terms of the Indenture.

Payment of Additional Amounts

If we so specify in the applicable supplement, and subject to the exceptions and limitations set forth below, we will pay to the beneficial owner of any debt security that is a “United States Alien” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable supplement.

(1)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	A fiduciary;

•	A partnership;

•	A limited liability company;

•	Another fiscally transparent entity; or

•	Not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended, (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

If we so specify in the applicable supplement, we may redeem the debt securities in whole, but not in part, at any time before their stated maturity, after giving not less than 30 nor more than 60 calendar days’ notice to the trustee under the Indenture and to the holders of the debt securities, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable supplement for the issuance of those debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable supplement, any debt securities redeemed for tax reasons will be redeemed at 100% of their principal amount together with interest accrued up to, but excluding, the redemption date.

Defeasance and Covenant Defeasance

If so specified in the applicable supplement in connection with a particular offering of debt securities, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities if certain conditions are satisfied.

Full Defeasance.  If there is a change in the U.S. federal income tax law, as described below, BofA Finance and Bank of America can be legally released from all payment and other obligations in respect of any debt securities. This is called full defeasance. For there to be full defeasance, among other conditions set forth in the Indenture, each of the following must occur:

•

We or Bank of America must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make principal and any premium, interest and other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit, and our legal release from your debt security, would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We or Bank of America must deliver to the trustee under the Indenture a legal opinion confirming the tax law treatment described above.

If your debt security was ever defeased, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us or Bank of America for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for the debt securities, among other conditions set forth in the Indenture, we must do both of the following:

•

We or Bank of America must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make principal and any premium, interest and other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the Indenture a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The Indenture will cease to be of further effect with respect to the particular debt securities of a series, if at any time:

•	We have delivered to the trustee for cancellation all such debt securities; or

•

All such debt securities not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our or the Guarantor’s demand, accompanied by an officer’s certificate of ours or the Guarantor’s and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depository is the record holder of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depository in accordance with the procedures of that depository then in place.

Concerning the Trustee

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of Bank of America and its affiliates under other indentures.

Governing Law

The Indenture, the debt securities and the guarantee will be governed by New York law.

REGISTRATION AND SETTLEMENT

We will issue the debt securities in registered form. This means that our obligation runs to the holder of the security named on the face of the security. Each debt security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in global, or book-entry only, form or in street name will be indirect owners.

A global security may represent one or any number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security. Each debt security evidenced by a master global security will be identified by the trustee on a schedule to such master global security. Your prospectus supplement or applicable supplement will indicate whether your debt securities are represented by a master global security.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each debt security in global, or book-entry only, form. This means that we will not issue certificated securities in definitive form to investors. Instead, we will issue global securities in registered form representing the entire issuance of debt securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because debt securities issued in global form are registered in the name of the depository or its nominee, we will recognize only the depository as the holder of the debt securities. This means that we will make all payments on the debt securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the debt securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own debt securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities. The depository will not have knowledge of the actual beneficial owners of the debt securities.

Certificated Securities

In the future, we may cancel a global security or we may issue debt securities initially in non-global, or certificated, form. We do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the debt securities except in the limited circumstances described in the relevant debt securities or in the Indenture.

Street Name Owners

If we issue certificated securities in definitive form registered in the names of the beneficial owners, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account that he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our and the Guarantor’s obligations, as well as the obligations of the trustee under the Indenture and the obligations, if any, of any other third parties employed by us, the Guarantor or the trustee, run only to the holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the debt securities in street name, or who hold the debt securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for any debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your debt securities and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry only form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each debt security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that debt security. A debt security usually will have only one depository, but it may have more.

Each issue of debt securities will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable supplement.

The depositories named above also may be participants in one another’s clearing systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

We will name the depository or depositories for your debt securities in the applicable supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

Unless we specify otherwise in the applicable supplement, DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue. We may also issue one or more global securities that represent multiple issuances of debt securities.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.6 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make dividend payments or any payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the debt securities of an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, we will print and deliver certificated securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. We have no control over those clearing systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or

Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities. Instead, we deal only with the depository that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the debt securities, except in the special situations described above;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Legal Holders”;

•

under existing industry practices, if we or the trustee request any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the Indenture, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, or any other agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, or any other agents do not supervise the depository in any way;

•

the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depository’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the debt securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Securities

If we ever issue certificated securities in definitive form, those certificated securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate and maintain. The security registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any debt securities at any time, which will be identified in the applicable supplement.

We will not be required to issue, exchange, or register the transfer of any debt security to be redeemed for a period of 15 calendar days before the selection of the debt securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

We will pay amounts payable on any certificated securities in definitive form as described above under “Description of Debt Securities—Payment of Principal, Interest, and Other Amounts Due.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of certain of the debt securities that we are offering, is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the debt securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities that we may issue. If the tax consequences associated with a particular form of debt security are different than those described below, they will be described in the applicable supplement.

Although the debt securities are issued by us, they will be treated for U.S. federal income tax purposes as if they were issued by Bank of America. Accordingly, throughout this discussion, references to “we,” “our” or “us” are generally to Bank of America unless the context requires otherwise.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities.

Taxation of Debt Securities

This subsection describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the debt securities offered in this prospectus, other than the debt securities described below under “—Convertible, Renewable, Extendible, Indexed, and Other Debt Securities,” which will be described in the applicable supplement. This subsection is directed solely to holders that, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance at the issue price, as defined below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Interest.  Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Consequences to U.S. Holders—Original Issue Discount,” interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue, will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Consequences to U.S. Holders—Payment of Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Consequences to U.S. Holders–Non-U.S. Dollar Denominated Debt Securities” below.

Variable Rate Debt Securities.  In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either: (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each variable rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium.  If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

If a U.S. Holder purchases an OID debt security for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID debt security will be required to be included in income and, to the extent of the difference between the purchase amount and the OID debt security’s adjusted issue price, the OID debt security will be treated as having “market discount.” See “—Consequences to U.S. Holders—Market Discount” below.

Amortizable Bond Premium.  If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date. In addition, special rules limit the amortization of bond premium in the case of convertible debt securities.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount.  If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Consequences to U.S. Holders—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount.  A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.”  We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid an amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities.  Some of our debt securities may be issued with maturities of one year or less from the date of issue, which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. Holder that does not elect to currently include accrued discount in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term debt security may elect to include accrued “acquisition discount” with respect to the short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities.  Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings.  Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies.  Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to a note. A U.S. Holder which does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID and interest income on a debt security must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a note (regardless of accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. A U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the 2% floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security and, in the case of a payment at maturity, should result in a capital loss. The deductibility of capital losses by a U.S. Holder is subject to limitations.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. U.S. Holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable supplement. The comparable yield is likely to change between the date of any preliminary supplement and the date of the related final supplement. Therefore, the projected payment schedule included in any preliminary supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary supplement will be revised, and the revised table will be set forth in the final supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar Denominated Debt Securities.  Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as “Non-U.S. Dollar Denominated Debt Securities.” In the case of payments of interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. A U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar Denominated Debt

Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Debt Security is the purchase price for the Non-U.S. Dollar Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar Denominated Debt Securities that are also contingent payment debt securities, see the applicable supplement.

Additional Medicare Tax on Unearned Income.  Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisers regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest.  Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding and The Foreign Account Tax Compliance Act (“FATCA”), principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS

Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additional Payments.  If the amount or timing of any payments on a debt security is contingent, the interest payments on the debt security may be treated as “contingent interest” under Section 871(h)(4) of the Code, in which case such interest may not be eligible for the exemption from U.S. federal income and withholding tax, as described above (other than for a holder that otherwise claims an exemption from, or reduction in, withholding under the benefit of an income tax treaty). In certain circumstances, if specified in the applicable supplement, we will pay to a Non-U.S. Holder of any debt security additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. federal withholding tax, than the amount then otherwise due and payable. See “Description of Debt Securities—Payment of Additional Amounts” above. However, because the likelihood that such payments will be made is remote, we do not believe that, because of these potential additional payments, the interest on the debt securities should be treated as contingent interest.

Sale, Exchange, or Retirement of Debt Securities.  Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States.  If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. holders should read the material under the heading “—Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In addition, payments of the proceeds from the sale of a debt security to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the

United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no reason to know or actual knowledge to the contrary.

Payment of the proceeds from a sale of a debt security to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA (Sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

The Treasury and the IRS have announced that withholding on payments of gross proceeds from a sale or redemption of the debt securities will only apply to payments made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), a member state of the European Union (“EU”) is required to provide to the tax authorities of another EU member state details of payments of interest or other similar income payments or deemed payments made by a person (such as an issuer or paying agent) within its jurisdiction for the immediate benefit of an individual in that other EU member state (including certain payments secured for their benefit) or to certain other persons. However, Austria has opted out of the above reporting requirements and instead is applying a special withholding tax for a transitional period in relation to such payments of interest. The withholding tax is currently imposed at the rate of 35%. Withholding tax is not applied if the individual presents a certificate in the required form from the tax authority of his or her EU member state of residence that confirms that the applicable tax authority is aware of the investment made abroad. This transitional period will terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

On March 24, 2014, the Council of the European Union adopted a Council Directive (the Amending Directive) amending and broadening the scope of the requirement detailed above. The Amending Directive requires Member States to apply these new requirements from January 1, 2017, and if they were to take effect the changes would expand the range of payments covered by the Savings Directive, in particular to include additional types of income payable on securities. The Amending Directive would also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported or subjected to withholding. This approach would apply to payments made to, or secured for, persons entitled or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside the European Union.

However, the European Commission has repealed the Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to ongoing requirements to fulfill administrative obligations such as the reporting and exchange of information relating to and accounting for withholding taxes on payments made before those dates). This change is to prevent overlap between the Savings Directive and the new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended by Council Directive 2014/107/EU).

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

BofA Finance may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or any of our other broker-dealer affiliates.

Each supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

BofA Finance may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If BofA Finance sells securities to underwriters, it will execute an underwriting agreement with them and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

BofA Finance may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. BofA Finance will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

BofA Finance may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. BofA Finance will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

BofA Finance may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. BofA Finance will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

BofA Finance may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may elect not to list any particular issue of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us and Bank of America, underwriters and agents may be entitled to indemnification by us and Bank of America against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a shorter or longer settlement cycle in the applicable supplement. As of the date of this prospectus, under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, broker-dealer affiliates of BofA Finance, including MLPF&S, may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more affiliates of BofA Finance in connection with these market-making transactions to the extent permitted by applicable law. Affiliates of BofA Finance may act as principal or agent in these transactions.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless BofA Finance or its agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

MLPF&S is a wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance, and unless otherwise set forth in the applicable supplement, BofA Finance will receive the net proceeds of any offering in which MLPF&S participates as an underwriter, dealer or agent. The offer and sale of any securities by MLPF&S, or any other affiliate of BofA Finance that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate. As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The underwriters, agents and their affiliates may engage in financial or other business transactions with Bank of America and its subsidiaries and BofA Finance in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of Bank of America or its affiliates, including BofA Finance. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with Bank of America routinely hedge their credit exposure to Bank of America consistent with their customary risk management policies. Typically, these parties would hedge such exposure to Bank of America by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of Bank of America, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws. The fiduciaries of individual retirement accounts (“IRAs”), Keogh plans and other arrangements subject to Section 4975 of the Code should consider whether the investment would be consistent with the documents and instruments governing such arrangements.

In addition, Bank of America, BofA Finance and certain of their affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many IRAs, Keogh plans and other arrangements subject to Section 4975 of the Code (also “Plans” for purposes of the following discussion). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the debt securities are acquired by or with the assets of a Plan with respect to which Bank of America or any of its affiliates is a party in interest, unless the debt securities are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in excise taxes or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the debt securities. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest or disqualified person solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because Bank of America and BofA Finance may be considered a party in interest with respect to many Plans, the debt securities may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan (such as an insurance company general account or certain investment vehicles), unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the debt securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the debt securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such debt securities on behalf of or with plan assets of any Plan or any plan subject to similar laws or (b) its purchase, holding, disposition and exercise of rights with respect to the debt securities are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code or similar laws.

In addition, any purchaser, that is a Plan or a Plan Asset Entity or that is acquiring the debt securities on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the debt securities that (a) none of Bank of America, BofA Finance, or any of our respective affiliates is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any similar laws) with respect to the acquisition, holding or disposition of the debt securities, or as a result of any exercise by Bank of America, BofA Finance or our respective affiliates of any rights in connection with the debt securities, (b) no advice provided by Bank of America, BofA Finance or any of our respective affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the debt securities and the transactions contemplated with respect to the debt securities, and (c) such purchaser recognizes and agrees that any communication from Bank of America, BofA Finance or any of our respective affiliates to the purchaser with respect to the debt securities is not intended by Bank of America, BofA Finance or any of our respective affiliates to be impartial investment advice and is rendered in its capacity as a seller of such debt securities and not a fiduciary to such purchaser. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase, holding, and disposition of the debt securities do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.

WHERE YOU CAN FIND MORE INFORMATION

BofA Finance LLC and Bank of America have filed a registration statement on Form S-3 with the SEC relating to the debt securities of BofA Finance and the related guarantee by Bank of America to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about BofA Finance and Bank of America. This prospectus summarizes material provisions of contracts and other documents that you are referred to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which have been included as exhibits to the registration statement.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any document that Bank of America files with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington,

D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information Bank of America files at the offices of The New York Stock Exchange LLC, 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows Bank of America to incorporate by reference the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

•	Bank of America can disclose important information can be disclosed to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•

its annual report on Form 10-K for the year ended December 31, 2015 (other than Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” thereto, which have been superseded and replaced in their entirety by Bank of America’s Current Report on Form 8-K filed with the SEC on November 1, 2016);

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•

its current reports on Form 8-K filed January 19, 2016, January 29, 2016, February 12, 2016, March 10, 2016, March 18, 2016, April 13, 2016, April 14, 2016, April 25, 2016, April 27, 2016, June 23, 2016, June 29, 2016, July 12, 2016, July 18, 2016, August 1, 2016, August 15, 2016, September 23, 2016, October 4, 2016, October 17, 2016 and November 1, 2016 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference reports that it will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until all of the securities covered by this prospectus are sold, but not any documents or information that is furnished but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a 100%-owned finance subsidiary of Bank of America, and Bank of America will fully and unconditionally guarantee the debt securities issued by BofA Finance.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable supplements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, Bank of America faces risks that are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus, under the caption “Item 1A. Risk Factors,” in its current report on Form 8-K filed with the SEC on November 1, 2016, which is incorporated by reference in this prospectus, under the caption “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its quarterly report on Form 10-Q for the period ended June 30, 2016, which is incorporated by reference in this prospectus, under the caption “Item 1A. Risk Factors,” and in its quarterly report on Form 10-Q for the period ended September 30, 2016, which is incorporated by reference in this prospectus, under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for BofA Finance and Bank of America by McGuireWoods LLP, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. Certain U.S. federal income tax matters will be passed upon for BofA Finance and Bank of America by Morrison & Foerster LLP, New York, New York, special tax counsel. McGuireWoods LLP regularly performs legal services for Bank of America and its affiliates.

EXPERTS

The consolidated financial statements of Bank of America and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to Bank of America’s Current Report on Form 8-K dated November 1, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BofA Finance LLC

Senior Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by Bank of America Corporation

PROSPECTUS SUPPLEMENT

November 4, 2016

(Including Prospectus

Dated November 4, 2016)